THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO. 2017-15 NUMBER OF SHARES: 8,298,755
DATE OF ISSUANCE:  September 29, 2017 (subject to adjustment hereunder) INITIAL EXERCISE DATE: March 29, 2018
EXPIRATION DATE: September 29, 2022

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

BELLEROPHON THERAPEUTICS, INC.

This Warrant is issued to Puissance Cross-Border Opportunities  III  LLC,  or  its  registered assigns (including any successors or assigns, the "Purchaser"), pursuant  to  that  certain Securities Purchase Agreement, dated as of September 26, 2017, among Bellerophon Therapeutics, Inc., a Delaware corporation (the "Company"), the Purchaser and certain other purchasers thereunder (the "Purchase Agreement")  and  is  subject  to  the  terms  and  conditions  of  the  Purchase   Agreement.

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Purchaser is entitled to purchase from the Company up to 8,298,755 shares of the Company's Common  Stock, $0.01 par value per share (the "Common Stock") (as adjusted from time to time pursuant to the provisions of this Warrant) (the "Warrant Shares"), at a purchase price of $1.242 per share (the "Exercise Price"), at any time on or after March 29, 2018 (the "Initial Exercise Date") and on or before 5:00 p.m. New York City time on September 29, 2022 (the "Expiration Date") (subject to earlier termination of this Warrant as set forth herein).

(b) Method of Exercise. While this Warrant remains outstanding and exercisable  in accordance with Section 1(a) above, the Purchaser may exercise this Warrant by surrendering this Warrant at the principal office of the Company and paying the Exercise Price by:

(1) wire transfer to the Company or cashier's check drawn on a United States bank made payable to the order of the Company, or

(2) if at any time after the issuance of this Warrant, there is no effective registration  statement  registering,  or  no  current  prospectus  available  for,  the  resale  of   the

Signature Page to Warrant

Warrant Shares by the Purchaser, then in lieu of exercising this Warrant by payment of cashier's check payable to the order of the Company pursuant to Section 1(b)(1) above, the Purchaser shall elect to exercise this Warrant by exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the "Net Exercise") pursuant to Section 1(c).

(c) Net Exercise. If the Company shall receive written notice from the Purchaser at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Purchaser (without payment by the Purchaser of any exercise  price in cash) that number of Warrant Shares computed using the following formula:

X = Y (A - B)/A

Where

X = The number of Warrant Shares to be issued to the Purchaser.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The Fair Market Value of one (1) share of Common Stock (at the date of such calculation).

B = The Exercise Price (as adjusted hereunder to the date of such calculations).

The "Fair Market Value" of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the NASDAQ Global Market or NASDAQ Capital Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, "Bloomberg"), (y) or if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or (z) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company's Board of Directors.

(d) Purchaser's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Purchaser shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Intent to Exercise, the Purchaser (together with the Purchaser's affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser's affiliates (such Persons, "Attribution Parties")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Purchaser or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Purchaser together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Purchaser, and the submission of a Notice of Intent to Exercise shall be deemed to be the Purchaser's determination of whether this Warrant is exercisable (in relation to other securities owned by the Purchaser together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.
In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(c), in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the U.S. Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding.
Upon the written or oral request of a Purchaser, the Company shall within two trading days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Purchaser or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Purchaser, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Purchaser and the provisions of this Section 1(c) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(2) Reorganizations or Mergers. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Purchaser, so that the Purchaser shall  thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Purchasers immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Purchaser so that the provisions hereof  shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise  Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Purchaser of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(c) Exchange Right. In lieu of exercising this Warrant prior to the closing of a Change of Control (as defined below), by written notice to the acquiring entity, if applicable, (the "Acquiring Person") at least five (5) business days before the date of closing of such Change of Control, the Purchaser may assign, in whole or in part, this Warrant to the Acquiring Person and receive in exchange from the Acquiring Person immediately prior to such closing, without the payment by the Holder of any additional consideration, an amount and type of consideration equal to the amount and type of consideration that would have been payable by the Acquiring Person in the Change of Control with respect to that number of Warrant Shares that would have been issuable had the portion of the Warrant that is so assigned pursuant to this Section 2(c) not been assigned but instead been Net Exercised pursuant to Section 1(c) above. Such assignment may be conditioned upon (and effective immediately prior to) consummation of the Change of Control. The type of consideration paid by the Acquiring Person for the portion of this Warrant that could be Net Exercised into one Warrant Share pursuant to Section 1(c) above shall be the same type of consideration, whether stock, securities or other property, paid for one Warrant Share in the Change of Control, or if more than one type of consideration is paid for one Warrant Share in the Change of Control, the same types and on the same relative basis as is paid for one Warrant Share in the Change of Control (assuming, in the case of a Change of Control involving the sale or transfer of all or substantially all of its assets, that the consideration received by the Company is distributed to the stockholders of the Company on the date of closing of such sale or transfer). A "Change of Control" shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a "person" or "group" (as these terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock  of the Company.

86. NO FRACTIONAL SHARES

.. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

87. NO STOCKHOLDER RIGHTS

.. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation   the

right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

88. RESERVATION OF STOCK

.. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of this Warrant.

89. MECHANICS OF EXERCISE

.. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Exercise Price (unless the Purchaser has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The Warrant Shares issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

90. CERTIFICATE OF ADJUSTMENT

.. Whenever the Exercise Price or number or type of securities issuable upon exercise of  this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Purchaser a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

91. COMPLIANCE WITH SECURITIES LAWS.

(a) The Purchaser understands that this Warrant and the Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances.   In this connection, the Purchaser represents that it is familiar with   Rule
144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Purchaser shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company's transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Purchaser acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares  are otherwise freely tradable under Rule 144 of the Securities Act:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

92. NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or any stock dividend) or other distribution, the Company shall mail to the participant, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

93. REPLACEMENT OF WARRANTS

.. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

94. NO IMPAIRMENT

.. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such  terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

95. TRADING DAYS

.. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Nasdaq Global Market, or, if the Nasdaq Global Market is not the principal trading market for  the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded or quoted, as applicable, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded or quoted, as applicable.

96. TRANSFERS; EXCHANGES

.. (a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Purchaser with respect to any or all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant as an entirety by Purchaser, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Purchaser, and shall issue to the Purchaser a new Warrant covering the number of shares  in respect of which this Warrant shall not have been transferred.

(b)    This Warrant is exchangeable, without expense, at the option of the Purchaser,     upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  This Warrant may be divided or combined  with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Purchaser and signed by the Purchaser hereof. The term "Warrants" as used herein includes any warrants into which this Warrant may be divided or exchanged.

97. MISCELLANEOUS

.. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without the application of principles of conflicts of laws that would result in any law other than the laws of the State of New York. All notices, requests, consents  and other communications hereunder shall be in writing, shall be sent by confirmed facsimile  or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at 184 Liberty Corner Road, Suite 302, Warren, New Jersey 07059, Attention: Chief Executive Officer, Facsimile: (844) 325-6587, Email: Fabian.tenenbaum@bellerophon.com; with a copy to (which shall not constitute notice) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, Attention: Jeffrey P. Schultz, Facsimile: (212) 983-3115, E-Mail:  jschultz@mintz.com and (b)  if to the Purchaser, at such address or addresses (including copies to counsel) as may have been furnished by the Purchaser to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WH EREOF, this Common Stock Purchase  Warrant  is  iss ued effective as of the date  first  set forth above.

/s/ Fabian Tenenbaum
Name:  Fabian Tenenbaum
Title:   Chief Executive Officer

EXHIBIT A

NOTICE OF INTENT TO EXERCISE
(To be signed only upon exercise of Warrant)

To: Bellerophon Therapeutics, Inc.

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise  the  purchase  right  represented  by  such  Warrant  for,  and  to  purchase    thereunder,
   (  ) shares of Common Stock of Bellerophon Therapeutics, Inc. and (choose one)

      herewith   makes   payment   of      ($  ) thereof

or

   elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

Dollars

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to
  , whose address is

  .

By its signature below the undersigned hereby represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the  Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED:

(Signature must conform in all respects to name of the Purchaser as specified on the face of the Warrant)

Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR  VALUE  RECEIVED, (the  "Assignor")  hereby  sells,  assigns  and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Bellerophon Therapeutics, Inc. (the "Company") covered thereby set forth below, to the following "Assignee" and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 9 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE ADDRESS/FAX NUMBER

Number of shares: Signature:

Dated:   Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

Address:

By:  Its:

72110520v.4

Signature Page to Warrant